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                                                                  EXHIBIT 27(e)4

POLICY CHANGE APPLICATION PART 3 (UNDERWRITING)
Agreements and Authorizations

                                                                  MINNESOTA LIFE

MINNESOTA LIFE INSURANCE COMPANY - Policyowner Services
400 Robert Street North - St. Paul, Minnesota 55101-2098
Insured Name (last, first, middle)

AGREEMENTS: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I agree that they will become part of this application and any coverage issued on it. I understand that the policy will be contestable, as to representations in this application, from the date of reinstatement or reissue, for the time period stated in the incontestable provision of the policy. The insurance applied for will not take effect unless and until the policy is reissued and delivered and the full first premium is paid while the health of the Insured remains as stated in this Policy Change Application, as provided in the Life Receipt and Temporary Insurance Agreement.

VARIABLE ADJUSTABLE LIFE: I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH VALUE FOR THE POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

AUTHORIZATION: I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc. (MIB), or employer which has any records or knowledge of the physical or mental health of me or my minor children, to give all such information and any other non-medical information relating to such persons to Minnesota Life or its reinsurers. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse and AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota Life to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims, and support staff of Minnesota Life. I authorize Minnesota Life or its reinsurers to release any such information to reinsuring companies, the MIB, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-four months from the date it is signed. I may revoke this authorization at any time by sending a written request addressed to the Individual Underwriting Department, Minnesota Life Insurance Company, 400 Robert Street North, St. Paul, MN 55101-2098.

I understand that I have the right to request and receive a copy of this authorization and that a photocopy of this authorization shall be as valid as the original.

I acknowledge that I have been given the Minnesota Life Consumer Privacy Notice (Notice Regarding Consumer Reports and Notice Regarding Medical Information Bureau, Inc.).

FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

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Insured Signature                                   Date          City                             State
X
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Owner Signature (If other than                      Date          City                             State
Insured) (Give title if signed
on behalf of a business)
X
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Assignee Signature (Give title                      Date          City                             State
if signed on behalf of a
business)
X
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Irrevocable Beneficiary                             Date          City                             State
Signature (Give title if signed
on behalf of a business)
X
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Parent/Conservator/Guardian                         Date          City                             State
Signature (Juvenile
Applications)
X
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I believe that the information provided by this applicant is true and accurate. I certify I have accurately recorded all information given by the Insured(s).
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Licensed Representative Signature                                                   Date
X
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

F. 59534 8-2003